SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DRAVCO MINING INC.
(Exact name of registrant as specified in its charter.)

Nevada (State of incorporation of organization)	88 - 0474904 (I.R.S. Employer Identification Number)

1865 Dilworth Drive, Unit 404 - 101
Kelowna, British Columbia
Canada V1Y 9T1

 (Address of principal executive offices, including zip code.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Not Applicable	Name of each exchange of which each class is to be registered Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.

[ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.

[ x ]

Securities Act registration statement file number to which this form relates: No.  333-54044

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.00001

(Title of Class)

Item 1.

Description of Registrant=s Securities to be Registered.

The description of securities of the Registrant is set forth under the caption “Description of Securities” in Registrant’s Registration Statement on Form SB-2 (File No. 333-54044), as originally filed with the Securities and Exchange Commission on January 19, 2001 or as subsequently amended, and in the prospectus included in the Registration Statement hereby incorporated by reference in response to this item.

Item 2.

Exhibits

The following Exhibits are incorporated herein by reference from the Registrant=s Form SB-2 Registration Statement as originally filed with the Securities and Exchange Commission, SEC File No. 333-54044 on January 19, 2001 or as subsequently amended.  Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

3.1 3.2 3.3 3.4 4.1 5.1 10.1 10.2 10.3 10.4 10.5 10.6 10.7 10.8 10.9 10.10 10.11 10.12 23.1 23.2 23.9 99.1 99.2

Articles of Incorporation.
Bylaws.
Amended Articles of Incorporation
Amended Bylaws
Specimen Stock Certificate,
Opinion of Conrad C. Lysiak, Esq. Regarding the legality of the securities being registered.
Record of Posting by Locke Goldsmith
Record of Posting by Locke Goldsmith
Record of Posting by Locke Goldsmith
Record of Posting by Locke Goldsmith
Record of Posting by Locke Goldsmith
Record of Posting by Locke Goldsmith
Record of Posting by Locke Goldsmith
Record of Posting by Locke Goldsmith
Record of Posting by Locke Goldsmith
Record of Posting by Locke Goldsmith
Bill of Sale from Locke Goldsmith
Trust Agreement
Consent of Hoogendoorn Vellmer., Chartered Accountants.
Consent of Conrad C. Lysiak, Esq.
Consent of Locke Goldsmith
Subscription Agreement.
Escrow Agreement with Signature Stock Transfer, Inc.

SIGNATURES

Pursuant to the requirements of Section 12 of the Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DRAVCO MINING INC. (Registrant)
BY:	/s/ Rodney Lozinski Rodney Lozinski, President, Chief Executive Officer, Chief Financial Officer and member of the Board of Directors Date: March 30, 2004